4Q21 Supplemental Slides and Outlook1 John McCallion Chief Financial Officer Exhibit 99.3 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures.

2 Table of contents Topic Page No. Net income (loss) to adjusted earnings 3 Adjusted earnings, ex. total notable items, by segment 4 Group Benefits underwriting 5 Variable investment income (VII) 6 Direct expense ratio 8 Cash & capital 9 Outlook 10 Appendix 15

3 Net income (loss) to adjusted earnings 4Q21 FY21 (post-tax) $ in millions $ per share1 $ in millions $ per share1 Net Income (Loss) $1,176 $1.39 $6,353 $7.31 Less: Net Investment Gains (Losses) (100) (0.12) 1,208 1.39 Net Derivative Gains (Losses) (155) (0.18) (1,760) (2.02) Investment Hedge Adjustments (186) (0.22) (707) (0.81) Actuarial Assumption Review — — (76) (0.09) Other (221) (0.26) (266) (0.31) Adjusted Earnings $1,838 $2.17 $7,954 $9.15 Less Notable Items: Actuarial Assumption Review — — (140) (0.16) Litigation Reserves and Settlement Costs — — 66 0.08 Tax adjustments 140 0.17 140 0.16 Adjusted Earnings ex. Total Notable Items $1,698 $2.01 $7,888 $9.07 1 The per share data for each item is calculated on a standalone basis and may not sum to the total.

Adjusted earnings, ex. total notable items, by segment

($ in millions - post-tax)	4Q21	4Q20	% Change	% Change (Constant Rate)	Key Drivers[1] Favorable	Key Drivers[1] Unfavorable
Group Benefits	$20	$383	(95%)		Volume Growth	Underwriting Margins
Retirement and Income Solutions	620	526	18%		Investment Margins; Volume Growth	
Property & Casualty[2]	—	112				
U.S.	**640**	**1,021**	**(37%)**			
Asia	**586**	**494**	**19%**	**21%**	Investment Margins; Expense Margins; Volume Growth	Underwriting Margins
Latin America	**125**	**14**	**NM[3]**	**NM[3]**	Underwriting Margins; Investment Margins; Volume Growth	Equity Markets
EMEA	**42**	**81**	**(48%)**	**(45%)**	Volume Growth	Underwriting Margins; Expense Margins
MetLife Holdings	**482**	**426**	**13%**		Investment Margins; Policyholder Dividends	Underwriting Margins
Corporate & Other	**(177)**	**(198)**			Net Investment Income; Taxes	Expenses
Adjusted Earnings ex. Total Notable Items	**$1,698**	**$1,838**	**(8%)**	**(7%)**		
Adjusted EPS ex. Total Notable Items	**$2.01**	**$2.03**	**(1%)**	**—%**		

MetLife

[1] To be discussed on MetLife, Inc.'s fourth quarter and full year 2021 earnings conference call and audio webcast. [2] The Property & Casualty business was sold to Farmers Group, Inc. in the second quarter of 2021. [3] Not Meaningful (NM) indicates a percentage change in a financial metric over a specified period of time and reflects changes in factors that are subject to volatility, and should not, accordingly be viewed as representative of a reasonable trend currently or in the future.

4

5 Group Benefits underwriting impacted by COVID-19 mortality 1 Results are derived from insurance and non-administrative services-only contracts. 2 Excludes certain experience-rated contracts and includes accidental death and dismemberment. 3 COVID-19 reported deaths. Group Benefits Adjusted Earnings 106.3% 94.3% 106.2% 106.3% Ratio (as reported) Ratio ex. COVID-19 1Q 2021 2Q 2021 3Q 2021 4Q21 85.0% 90.0% 95.0% 100.0% 105.0% 110.0% Group Life Mortality Ratio1,2 4Q21 Highlights COVID-19 Impact to Adjusted Earnings (~$280M) (~$75M) (~$290M) $93M $248M $111M COVID-19 Impact on Ratio3 85-90% target range ~17 pts ~5 pts ~18 pts • COVID-19 life claims remain elevated • Lower percentage of COVID-19 deaths under age 65 relative to 3Q21 • Non-COVID-19 mortality within normal quarterly fluctuations $20M (~$300M) ~18 pts

6 $1,390 $1,202 $1,789 $1,269 $5,650 1Q21 2Q21 3Q21 4Q21 FY21 2021 VII above guidance1 driven by private equity returns ($ in millions - pre-tax) Private Equity Other 1 Quarterly VII range of $300 million - $350 million, based on full year 2021 guidance range of $1.2 - $1.4 billion.

7 ($ in millions - post-tax1) 1Q21 2Q21 3Q21 4Q21 FY21 Group Benefits $11 $14 $17 $17 $59 Retirement and Income Solutions 390 351 449 324 1,514 U.S. 401 365 466 341 1,573 Asia 273 218 373 307 1,171 Latin America 17 22 22 17 78 EMEA — — — — — MetLife Holdings 381 301 487 266 1,435 Corporate & Other 26 44 65 72 207 Total Variable Investment Income $1,098 $950 $1,413 $1,003 $4,464 1 Assumes a 21% tax rate. VII by segment

8 12.0% 11.0% 12.4% 11.4% 11.4% 11.1% 12.3% 12.9% 12.0% 11.6% 1Q20 1Q21 2Q20 2Q21 3Q20 3Q21 4Q20 4Q21 FY20 FY21 1 Direct expense ratio, excluding total notable items related to direct expenses and pension risk transfers (PRT). 12.3% Target FY21 direct expense ratio1 of 11.6%, below 12.3% target

Cash & capital

Holding Company Cash[1]

($ in billions)


$4.5
$3.8
$6.5
$5.1
$5.4
4Q20
1Q21
2Q21
3Q21
4Q21
$3.0B to $4.0B Cash Buffer

Capital

- Share repurchases of $1.2 billion in 4Q21 and $4.3 billion in FY21
- Average 2020-2021 free cash flow ratio[2] of 59%
  - Free cash flow generation remains strong
  - Ratio below 65-75% target driven by higher adjusted earnings from private equity in 2021
- 2021 Combined NAIC Risk-Based Capital ratio[3,4] above 360% target
- Expected total U.S. Statutory Adjusted Capital[5] of $19.1 billion at 12/31/21, up 12% from 12/31/20
- Japan Solvency Margin ratio[6] of 911% at 9/30/21

[1] Includes cash and liquid assets at MetLife, Inc. and other holding companies at quarter-end. [2] Excludes total notable items. [3] Based on estimate and includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. [4] MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end. [5] Includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company and Metropolitan Property and Casualty Insurance Company for both periods. [6] Solvency ratio of MetLife's insurance subsidiary in Japan, which is calculated quarterly and does not reflect conditions and factors occurring after September 30, 2021.

MetLife 9

Outlook

Overview

Macro Assumptions

- Continued uncertainty around COVID-19 in 2022, excluded from near-term[1] targets
- Rising interest rates, but flatter yield curve
- Unfavorable impacts from stronger U.S. dollar[2]
- S&P 500 annual return of 5%; private equity annual return of 12%

Near-Term[1] Targets and Corporate Guidance

Near-term[1] targets:

- Adjusted return on equity[3] of 12-14%
- Free cash flow ratio of 65-75% of adjusted earnings[4]
- Direct expense ratio less than 12.3%[5]

Corporate guidance for 2022:

- Variable investment income range of $1.8 – $2.0 billion[6]
- Corporate & Other adjusted loss of $650 – $750 million
- Effective tax rate to be between 21-23%

Key Sensitivities

	Adjusted Earnings Impact from Rates		
$ in millions	**2022**	**2023**	**2024**
Declining interest rate scenario[7]	$20	($45)	($105)
Rising interest rate scenario[7]	($15)	$50	$95
10 bps increase in LIBOR[8]	($10)	($5)	($10)
10 bps decrease in LIBOR[8]	$10	$5	$10

[1] One to three years. [2] Based on 12/31/21 forward FX rates, adjusted earnings in 2022 versus 2021 reduced by ~$50 million in Asia and ~$25 million in both Latin America and EMEA. [3] Excluding AOCI other than FCTA. [4] 2-year average excluding total notable items. [5] Excluding total notable items related to direct expenses and PRT. [6] Pre-tax. [7] See pages 17 and 18 in the Appendix for more information. [8] Increase/decrease of 10 basis points from base for interest rates shorter than 1 year; no change in longer-term interest rates.

MetLife

11

12 $2,627 $7,698 $11,450 2020 2021 2022 Expected 2022 VII guidance ($ in millions) Private Equity Real Estate and Other Funds Average Asset Balance Highlights • Long-term annual return assumptions: – Private equity: 12% – Hedge funds: 6.5% – Real estate and other funds: 7% • 2022 full year VII range of $1.8 – $2.0 billion2 • Expect ~$1 billion of private equity secondary sales in 2022 • Real estate and other funds were re-classed to VII portfolio from recurring investment income portfolio as of 1/1/21 Hedge Funds $8,369 $16,500 $14,716 $12,130 $3,700 $670 $639 $597 1 2020 average asset balances includes $74 million from real estate funds and other assets. 2 Includes fixed maturity securities and mortgage loans. 1

13 Near-Term Guidance1 • Adjusted premiums, fees and other revenues (PFOs) expected to grow 4-6%1 annually • Group Life mortality ratio of 103.3% in 2021; target of 85-90% • Group Non-Medical Health interest adjusted benefit ratio of 72.5% in 2021; target of 70-75% • Both spread based and fee-based liability exposures2 expected to grow 2-4% annually • Investment spread3 of 229 bps in 2021; expected to be 95-120 bps in 2022 • Adjusted PFOs expected to decline by approximately 6-8% per year • Life interest adjusted benefit ratio of 52.4% in 2021; target of 45-50% in 2022 • Adjusted earnings of $1.0 - $1.2 billion in 2022 Group Benefits Retirement and Income Solutions MetLife Holdings 1 Excludes 2021 excess premiums from participating group life contracts of $1.1 billion. 2 Includes future policy benefits, policyholder account liabilities, and separate account liabilities, as well as notional amounts not recorded on MetLife's balance sheet. 3 Average annualized general account spread.

14 Near-Term Guidance1,2 • Mid-to-high single-digit sales growth • General account assets under management3 to grow at mid single-digits • Mid-single-digit adjusted earnings growth, excluding excess VII4 • High single-digit annual growth in adjusted PFOs • Adjusted earnings expected to double in 2022 • Adjusted earnings expected to grow high-single to low-double-digits in 2023 and 2024 • Sales growth of mid-to-high single-digits • Adjusted earnings and PFOs anticipated to decline in 2022 due to FX and divestitures • Adjusted earnings and PFOs expected to grow mid-to-high single-digits in 2023-2024 Asia Latin America EMEA 1 2021-2022 growth rates for adjusted earnings and PFOs based on full year 2021 results as reported in the Quarterly Financial Supplement. 2 Growth rates on a constant rate basis, unless otherwise noted. 3 Excludes fair value adjustments and includes operating joint ventures. 4 Excludes VII above plan of approximately $800M post-tax in 2021.

Appendix

16 Value of new business1 $2.9 $3.1 $3.8 $3.8 $3.2 $1.0 $1.3 $2.1 $1.8 $1.9 Capital Deployed Value of New Business 2016 2017 2018 2019 2020 ($ in billions) IRR Payback Period 15% 7 Years 15% 7 Years 17% 6 Years 14% 7 Years 14% 7 Years 1 Excludes the MetLife Holdings segment; Value of New Business (VNB) is the present value of future profits net of the cost of capital and time value of guarantees from new sales.

17 12/31/21 12/31/22 12/31/23 12/31/24 Base Declining Rate Base Declining Rate Base Declining Rate Base Declining Rate 3-Month LIBOR1 0.21% 0.21% 1.07% 0.57% 1.60% 1.10% 1.66% 1.16% 10-Year U.S. Treasury1 1.51% 1.51% 1.73% 1.23% 1.86% 1.36% 1.96% 1.46% 30-Year U.S. Treasury1 1.90% 1.90% 1.97% 1.47% 2.00% 1.50% 2.02% 1.52% Interest Rates: Base vs. Declining Rate Scenario 1 Base rates based on forward curve as of December 31, 2021.

18 12/31/21 12/31/22 12/31/23 12/31/24 Base Rising Rate Base Rising Rate Base Rising Rate Base Rising Rate 3-Month LIBOR1 0.21% 0.21% 1.07% 1.57% 1.60% 2.10% 1.66% 2.16% 10-Year U.S. Treasury1 1.51% 1.51% 1.73% 2.23% 1.86% 2.36% 1.96% 2.46% 30-Year U.S. Treasury1 1.90% 1.90% 1.97% 2.47% 2.00% 2.50% 2.02% 2.52% Interest Rates: Base vs. Rising Rate Scenario 1 Base rates based on forward curve as of December 31, 2021.

Key Sensitivities

Group Benefits

- 1% change in Group Life mortality ratio translates to ~$65 million of adjusted earnings[1]
- 1% change in Group Non-Medical Health interest adjusted benefit ratio translates to ~$80 million of adjusted earnings[1]

Retirement and Income Solutions

$ in millions	Change	Impact on Adjusted Earnings[1]
LIBOR[2, 3]	+10 bps	-$4
	-10 bps	+$4
U.S. Treasury[4]	+10 bps	+$4
	-10 bps	-$4

- $1 billion of PRT sales translates to $7-8 million of adjusted earnings[1]

MetLife Holdings

- Roughly 70% of the separate account (SA) assets are in equities
- +/- 10% change in SA returns translates to $10-15 million initial[5] impact to adjusted earnings, and ~$40 million ongoing annual impact to adjusted earnings
- 1% change in life interest adjusted benefit ratio translates to $15-20 million of adjusted earnings[1]

MetLife

[1] Annual impact. [2] Change from base scenario for interest rates for rates shorter than 1 year; no change in longer-term interest rates. [3] This sensitivity holds for a LIBOR rate change of +/- 50 basis points. [4] Parallel shift in base scenario U.S. Treasury rates from 1 to 30 years. No change in other interest rates. [5] Quarter in which market impact occurs.

19

Key Sensitivities

Asia

$ in millions	Change	Annual Impact on Adjusted Earnings	Regulatory Ratios (%)
Parallel shift in yield curve:			
Japan / U.S[1,2]	+/- 10 bps	$1-2	5-10%
Korea[2]	+/- 10 bps	$0-1	0-5%
China[3]	+/- 10 bps	$0-1	5-10%

Latin America

$ in millions	Change	Annual Impact on Adjusted Earnings
Mexican peso to U.S. dollar	+1%	$3
Chilean peso to U.S. dollar	+1%	$3
Annual return on the ProVida encaje[4]	+1%	$3

EMEA

$ in millions	Change	Annual Impact on Adjusted Earnings
Euro to U.S. Dollar	+1%	$1
British Pound to U.S. Dollar	+1%	$1
Turkish Lira to U.S. Dollar	+1%	$0.2

MetLife

[1] Independent parallel shift in yield curve for U.S. and Japan has the same impact. [2] Higher yields increase adjusted earnings and lower regulatory ratios. [3] Higher yields increase adjusted earnings and regulatory ratios.[4] The ProVida encaje is capital required by Superintendencia de Pensiones. The encaje is invested in the same manner as the total pension fund, and the investment income is included in adjusted earnings.

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21 Cautionary Statement on Forward-Looking Statements The forward-looking statements in this presentation, such as "anticipated," “assumes,” “assumption,” “continued,” “estimate,” “expect,” “forward,” “future,” “grow,” “guidance,” "long- term," “near-term,” “ongoing,” “outlook,” “remain,” “scenario,” “sensitivities,” “target,” and “to be,” are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it has no obligation to correct or update any of these statements.

22 Explanatory Note on Non-GAAP and Other Financial Information Any references in this presentation (except in this Explanatory Note on Non-GAAP Financial Information and Reconciliations) to: Should be read as, respectively: (i) net income (loss); (i) net income (loss) available to MetLife, Inc.’s common shareholders; (ii) net income (loss) per share; (ii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (iii) adjusted earnings; and (iii) adjusted earnings available to common shareholders; and (iv) adjusted earnings per share. (iv) adjusted earnings available to common shareholders per diluted common share. In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP: Non-GAAP financial measures: Comparable GAAP financial measures: (i) adjusted premiums, fees and other revenues; (i) premiums, fees and other revenues; (ii) adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT); (ii) premiums, fees and other revenues; (iii) adjusted capitalization of deferred policy acquisition costs (DAC); (iii) capitalization of DAC; (iv) adjusted earnings available to common shareholders; (iv) net income (loss) available to MetLife, Inc.’s common shareholders; (v) adjusted earnings available to common shareholders, excluding total notable items; (v) net income (loss) available to MetLife, Inc.’s common shareholders; (vi) adjusted earnings available to common shareholders per diluted common share; (vi) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (vii) adjusted earnings available to common shareholders, excluding total notable items, per diluted common share; (vii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (viii) free cash flows of all holding companies; (viii) MetLife, Inc. (parent company only) net cash provided by (used in) operating activities; (ix) adjusted other expenses; (ix) other expenses; (x) adjusted other expenses, net of adjusted capitalization of DAC; (x) other expenses, net of capitalization of DAC; (xi) adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses; (xi) other expenses, net of capitalization of DAC; (xii) adjusted expense ratio; (xii) expense ratio; (xiii) adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT; (xiii) expense ratio; (xiv) direct expenses; (xiv) other expenses; (xv) direct expenses, excluding total notable items related to direct expenses; (xv) other expenses; (xvi) direct expense ratio; and (xvi) expense ratio; and (xvii) direct expense ratio, excluding total notable items related to direct expenses and PRT. (xvii) expense ratio.

23 Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this presentation and in this period’s quarterly financial supplement and earnings news release, which are available at www.metlife.com. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income. MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures • adjusted earnings; • adjusted earnings available to common shareholders; • adjusted earnings available to common shareholders on a constant currency basis; • adjusted earnings available to common shareholders, excluding total notable items; • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis; • adjusted earnings available to common shareholders per diluted common share; • adjusted earnings available to common shareholders on a constant currency basis per diluted common share; • adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share. These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results. Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted revenues and adjusted expenses These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non- core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP (Divested businesses). Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments. Explanatory Note on Non-GAAP and Other Financial Information (Continued)

24 Explanatory Note on Non-GAAP and Other Financial Information (Continued) The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues: • Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees); • Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder- directed equity securities, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP; and • Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees). The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses: • Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) changes in the policyholder dividend obligation related to NIGL and NDGL, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments); • Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes certain amounts related to net investment income earned on contractholder-directed equity securities; • Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments; • Amortization of negative VOBA excludes amounts related to Market value adjustments; • Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and • Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders. Expense ratio, direct expense ratio, adjusted expense ratio and related measures • Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues. • Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. • Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. • Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues. • Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

25 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Asia General account (GA) assets under management (GA AUM) and related measures Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio which are actively managed and stated at estimated fair value. Asia GA AUM is comprised of Asia GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s Asia GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM. Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss. Statistical sales information: • U.S.: ◦ Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. ◦ Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate- owned life insurance. • Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. The following additional information is relevant to an understanding of MetLife’s performance results and outlook: • Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. • MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders. • Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. • We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Reconciliation of Net Income (Loss) Available to MetLife, Inc.'s Common Shareholders to Adjusted Earnings Available to Common Shareholders

(In millions, except per share data)	2021	2021 Earnings Per Weighted Average Common Share Diluted[1]	4Q21	4Q21 Earnings Per Weighted Average Common Share Diluted[1]	4Q20	4Q20 Earnings Per Weighted Average Common Share Diluted[1]
Net Income (loss) available to MetLife, Inc.'s common shareholders	$ 6,353	$ 7.31	$ 1,176	$ 1.39	$ 124	$ 0.14
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to adjusted earnings available to common shareholders:						
Less: Net investment gains (losses)	1,529	1.76	(126)	(0.15)	(33)	(0.04)
Less: Net derivative gains (losses)	(2,228)	(2.56)	(196)	(0.23)	(1,561)	(1.72)
Less: Other adjustments to net income (loss)	(1,255)	(1.45)	(501)	(0.59)	(575)	(0.63)
Less: Provision for income tax (expense) benefit	380	0.44	167	0.20	455	0.50
Add: Net income (loss) attributable to noncontrolling interests	21	0.02	6	0.01	—	—
Add: Preferred stock redemption premium	6	0.01	—	—	—	—
Adjusted earnings available to common shareholders	7,954	9.15	1,838	2.17	1,838	2.03
Less: Total notable items	66	0.08	140	0.17	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$ 7,888	$ 9.07	$ 1,698	$ 2.01	$ 1,838	$ 2.03
Adjusted earnings available to common shareholders on a constant currency basis	$ 7,954	$ 9.15	$ 1,838	$ 2.17	$ 1,823	$ 2.01
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$ 7,888	$ 9.07	$ 1,698	$ 2.01	$ 1,823	$ 2.01
Weighted average common shares outstanding - diluted		869.4		845.2		906.0

MetLife

[1]*Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.*

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Reconciliation to Adjusted Earnings Available to Common Shareholders, Excluding Total Notable Items

4Q21

(In millions)	U.S.[1,2]	Group Benefits[1]	Retirement & Income Solutions[1]	Property & Casualty[1,2]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 640	$ 20	$ 620	$ —	$ 586	$ 125	$ 42	$ 482	$ (37)
Less: Total notable items	—	—	—	—	—	—	—	—	140
Adjusted earnings available to common shareholders, excluding total notable items	$ 640	$ 20	$ 620	$ —	$ 586	$ 125	$ 42	$ 482	$ (177)
Adjusted earnings available to common shareholders on a constant currency basis					$ 586	$ 125	$ 42		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis					$ 586	$ 125	$ 42		

4Q20

(In millions)	U.S.[1,2]	Group Benefits[1]	Retirement & Income Solutions[1]	Property & Casualty[1,2]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 1,021	$ 383	$ 526	$ 112	$ 494	$ 14	$ 81	$ 426	$ (198)
Less: Total notable items	—	—	—	—	—	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$ 1,021	$ 383	$ 526	$ 112	$ 494	$ 14	$ 81	$ 426	$ (198)
Adjusted earnings available to common shareholders on a constant currency basis					$ 486	$ 12	$ 76		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis					$ 486	$ 12	$ 76		

MetLife

[1] Results on a constant currency basis are not included as constant currency impact is not significant.
[2] For the three months ended December 31, 2021, U.S. results exclude the Property & Casualty business which was sold in the second quarter. This business is included in the prior-year period.

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Expense Detail and Ratios

(In millions, except ratio data)	1Q20	2Q20	3Q20	4Q20	2020
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (774)	$ (671)	$ (764)	$ (804)	$ (3,013)
Less: Divested businesses	(3)	(2)	—	—	(5)
Adjusted capitalization of DAC	$ (771)	$ (669)	$ (764)	$ (804)	$ (3,008)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 3,047	$ 2,872	$ 2,954	$ 3,262	$ 12,135
Less: Noncontrolling interests	(3)	(7)	(4)	(2)	(16)
Less: Regulatory implementation costs	2	—	6	12	20
Less: Acquisition, integration and other costs	6	—	7	29	42
Less: TSA fees	42	39	39	39	159
Less: Divested businesses	19	23	7	9	58
Adjusted other expenses	$ 2,981	$ 2,817	$ 2,899	$ 3,175	$ 11,872
Other Detail and Ratios					
Other expenses	$ 3,047	$ 2,872	$ 2,954	$ 3,262	$ 12,135
Capitalization of DAC	(774)	(671)	(764)	(804)	(3,013)
Other expenses, net of capitalization of DAC	$ 2,273	$ 2,201	$ 2,190	$ 2,458	$ 9,122
Premiums, fees and other revenues	$ 11,336	$ 10,491	$ 11,887	$ 15,772	$ 49,486
Expense ratio	20.1 %	21.0 %	18.4 %	15.6 %	18.4 %
Direct expenses	$ 1,344	$ 1,287	$ 1,288	$ 1,423	$ 5,342
Less: Total notable items related to direct expenses	—	—	—	—	—
Direct expenses, excluding total notable items related to direct expenses	$ 1,344	$ 1,287	$ 1,288	$ 1,423	$ 5,342
Adjusted other expenses	$ 2,981	$ 2,817	$ 2,899	$ 3,175	$ 11,872
Adjusted capitalization of DAC	(771)	(669)	(764)	(804)	(3,008)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,210	$ 2,148	$ 2,135	$ 2,371	$ 8,864
Less: Total notable items related to adjusted other expenses	—	—	—	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,210	$ 2,148	$ 2,135	$ 2,371	$ 8,864
Adjusted premiums, fees and other revenues	$ 11,216	$ 10,401	$ 11,820	$ 15,700	$ 49,137
Less: PRT	(9)	(6)	487	4,163	4,635
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,225	$ 10,407	$ 11,333	$ 11,537	$ 44,502
Direct expense ratio	12.0 %	12.4 %	10.9 %	9.1 %	10.9 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.0 %	12.4 %	11.4 %	12.3 %	12.0 %
Adjusted expense ratio	19.7 %	20.7 %	18.1 %	15.1 %	18.0 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	19.7 %	20.6 %	18.8 %	20.6 %	19.9 %

MetLife

28

Expense Detail and Ratios

(In millions, except ratio data)

	1Q21	2Q21	3Q21	Q421	2021
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (775)	$ (642)	$ (635)	$ (666)	$ (2,718)
Less: Divested businesses	(89)	—	(15)	(15)	(119)
Adjusted capitalization of DAC	$ (686)	$ (642)	$ (620)	$ (651)	$ (2,599)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 3,116	$ 2,768	$ 2,869	$ 3,110	$ 11,863
Less: Noncontrolling interests	(6)	(6)	(7)	(9)	(28)
Less: Regulatory implementation costs	(3)	6	—	1	4
Less: Acquisition, integration and other costs	4	4	2	(1)	9
Less: TSA fees	35	60	73	53	221
Less: Divested businesses	232	4	41	81	358
Adjusted other expenses	$ 2,854	$ 2,700	$ 2,760	$ 2,985	$ 11,299
Other Detail and Ratios					
Other expenses	$ 3,116	$ 2,768	$ 2,869	$ 3,110	$ 11,863
Capitalization of DAC	(775)	(642)	(635)	(666)	(2,718)
Other expenses, net of capitalization of DAC	$ 2,341	$ 2,126	$ 2,234	$ 2,444	$ 9,145
Premiums, fees and other revenues	$ 12,349	$ 11,218	$ 11,639	$ 15,178	$ 50,384
Expense ratio	19.0 %	19.0 %	19.2 %	16.1 %	18.2 %
Direct expenses	$ 1,259	$ 1,188	$ 1,266	$ 1,483	$ 5,196
Less: Total notable items related to direct expenses	—	(84)	—	—	(84)
Direct expenses, excluding total notable items related to direct expenses	$ 1,259	$ 1,272	$ 1,266	$ 1,483	$ 5,280
Adjusted other expenses	$ 2,854	$ 2,700	$ 2,760	$ 2,985	$ 11,299
Adjusted capitalization of DAC	(686)	(642)	(620)	(651)	(2,599)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,168	$ 2,058	$ 2,140	$ 2,334	$ 8,700
Less: Total notable items related to adjusted other expenses	—	(84)	—	—	(84)
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,168	$ 2,142	$ 2,140	$ 2,334	$ 8,784
Adjusted premiums, fees and other revenues	$ 11,413	$ 11,122	$ 11,419	$ 15,010	$ 48,964
Less: PRT	—	(14)	(24)	3,551	3,513
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,413	$ 11,136	$ 11,443	$ 11,459	$ 45,451
Direct expense ratio	11.0 %	10.7 %	11.1 %	9.9 %	10.6 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.0 %	11.4 %	11.1 %	12.9 %	11.6 %
Adjusted expense ratio	19.0 %	18.5 %	18.7 %	15.5 %	17.8 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	19.0 %	19.2 %	18.7 %	20.4 %	19.3 %

MetLife

29

30 Premiums, Fees and Other Revenues (In millions) 1Q20 2Q20 3Q20 4Q20 2020 1Q21 2Q21 3Q21 4Q21 2021 Total Company - Premiums, Fees and Other Revenues Premiums, fees and other revenues $ 11,336 $ 10,491 $ 11,887 $ 15,772 $ 49,486 $ 12,349 $ 11,218 $ 11,639 $ 15,178 $ 50,384 Less: Unearned revenue adjustments 18 5 2 8 33 — 12 46 13 71 Less: GMIB fees 26 25 26 25 102 25 24 25 24 98 Less: Settlement of foreign currency earnings hedges — — — — — — — — — — Less: TSA fees 42 39 39 39 159 35 60 73 53 221 Less: Divested businesses 34 21 — — 55 876 — 76 78 1,030 Adjusted premiums, fees and other revenues $ 11,216 $ 10,401 $ 11,820 $ 15,700 $ 49,137 $ 11,413 $ 11,122 $ 11,419 $ 15,010 $ 48,964

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies

	2021	2020
	(In billions, except ratios)	
MetLife, Inc. (parent company only) net cash provided by operating activities	$ 3.8	$ 3.5
Adjustments from net cash provided by operating activities to free cash flow:		
Add: Incremental debt to be at or below target leverage ratios	—	1.4
Add: Adjustments from net cash provided by operating activities to free cash flow[1]	(0.3)	(0.2)
MetLife, Inc. (parent company only) free cash flow	3.5	4.7
Other MetLife, Inc. holding companies free cash flow[2]	0.3	(0.7)
Free cash flow of all holding companies	$ 3.8	$ 4.0
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:		
MetLife, Inc. (parent company only) net cash provided by operating activities	$ 3.8	$ 3.5
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$ 6.4	$ 5.2
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders[3]	59 %	67 %
Ratio of free cash flow to adjusted earnings available to common shareholders:		
Free cash flow of all holding companies[4]	$ 3.8	$ 4.0
Consolidated adjusted earnings available to common shareholders[4]	$ 8.0	$ 5.6
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders[4]	48 %	71 %

[1]Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

[2]Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.; (iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; (vi) dividends and returns of capital to MetLife, Inc. and (vii) investment portfolio changes and other, net.

[3]Including the free cash flow of other MetLife, Inc. holding companies of $0.3 billion and $(0.7) billion for the years ended December 31, 2021 and 2020, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 64% and 54%, respectively.

[4](i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2021, was positively impacted by notable items, related to tax adjustments of $0.1 billion, net of income tax, and litigation reserves and settlement costs of $0.1 billion, net of income tax, offset by actuarial assumption review and other insurance adjustments of $0.1 billion, net of income tax. Excluding such notable items impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2021, would be 49%. (ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2020, was negatively impacted by a notable item, related to actuarial assumption review and other insurance adjustments of $0.2 billion, net of income tax. Excluding this notable item impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2020, would be 69%.

MetLife

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